Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randel G. Owen, Craig A. Wilson and R. Jason Standifird, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed on Form S-8 of Envision Healthcare Holdings, Inc., and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933 (the “Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Act, and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ William A. Sanger	Director, President and Chief Executive	August 12, 2013
William A. Sanger	Officer (Principal Executive Officer)

/s/ Randel G. Owen	Director, Executive Vice President,	August 12, 2013
Randel G. Owen	Chief Operating Officer and Chief
Financial Officer
(Principal Financial Officer)

/s/ R. Jason Standifird	Senior Vice President, Chief Accounting	August 12, 2013
R. Jason Standifird	Officer and Controller
(Principal Accounting Officer)

/s/ Richard J. Schnall	Director	August 12, 2013
Richard J. Schnall

/s/ Kenneth A. Giuriceo	Director	August 12, 2013
Kenneth A. Giuriceo

/s/ Ronald A. Williams	Director and Chairman	August 9, 2013
Ronald A. Williams

/s/ Carol J. Burt	Director	August 9, 2013
Carol J. Burt

/s/ Leonard M. Riggs, Jr.	Director	August 12, 2013
Leonard M. Riggs, Jr., M.D.

/s/ Michael L. Smith	Director	August 12, 2013
Michael L. Smith